AMENDED AND RESTATED BYLAWS OF
CHURCHILL DOWNS INCORPORATED
ARTICLE I
OFFICE AND SEAL
SECTION 1.    OFFICES. The principal office of the Corporation in the State of Kentucky shall be located at 600 North Hurstbourne, Suite 400, Louisville, Kentucky. The Corporation may have such other offices, either within or without the State of Kentucky, as the business of the Corporation may require from time to time.
SECTION 2.    THE CORPORATE SEAL. The Seal of the Corporation shall be circular in form, mounted upon a metal die suitable for impressing same upon paper, and along the upper periphery of the seal shall appear the word “Churchill Downs” and along the lower periphery thereof the word “Kentucky”. The center of the seal shall contain the word “Incorporated”.
ARTICLE II
SHAREHOLDERS MEETINGS AND RECORD DATES
SECTION 1.    ANNUAL MEETING. The date of the annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be fixed by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.
SECTION 2.    SPECIAL MEETINGS.
(a)Special meetings of the shareholders may be called only (i) by the Board of Directors or (ii) by the Secretary upon the written request of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) upon such holders signing, dating and delivering to the Corporation’s Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held (any special meeting called pursuant to clause (ii), a “Shareholder Demanded Special Meeting”). At a special meeting of shareholders, only such business shall be conducted as shall be specified in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders; provided, however, that the Board of Directors may not cancel any Shareholder Demanded Special Meeting unless, due to revocations of demands delivered pursuant to clause (ii) of the first sentence of this Section 2(a), holders of the Requisite Percentage have no longer submitted (and not revoked) such demands.
(b)Any shareholder of record seeking to have shareholders request a special meeting (each, a “Requesting Shareholder”) shall, by sending written notice (the “Record Date Request Notice”) to the Secretary by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by such Requesting Shareholder, shall bear the date of signature of such Requesting Shareholder and shall set forth all information relating to such Requesting Shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the nomination of a director or proposal of business, as applicable, pursuant to Section 10 of this Article II (with all references to “Noticing Party” replaced with “Requesting Shareholder”) as if such Requesting Shareholder were providing notice of such nomination or proposal in connection with an annual meeting of shareholders. Upon receiving the Record Date Request Notice, the Board of Directors may adopt a resolution fixing a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received by the Secretary, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the tenth (10th) day after the date on which the Record Date Request Notice is received by the Secretary.

(c)The Secretary shall not accept, and shall consider ineffective, any request to fix a Request Record Date if such request (i) does not comply with this Section 2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law or (iii) otherwise does not comply with applicable law.
(d)Any shareholder may revoke any demand delivered pursuant to Section 2(a)(ii) of this Article II by written revocation delivered to the Secretary at any time prior to the Shareholder Demanded Special Meeting. Notwithstanding the fixing of a Request Record Date pursuant to Section 2(b) of this Article II, (i) if written revocations of any demands under Section 2(a)(ii) of this Article II have been delivered to the Secretary and the result is that (after giving effect to all revocations) shareholders holding less than the Requisite Percentage have delivered such demands to the Secretary: (A) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Demanded Special Meeting or (B) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting and (ii) no special meeting shall be held pursuant to Section 2(a)(ii) of this Article II if the Requisite Percentage of shareholders has not submitted demands under Section 2(a)(ii) of this Article II within sixty (60) days of such Request Record Date.
SECTION 3.    PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Kentucky as the place of meeting for any annual meeting of shareholders, or any place either within or without the State of Kentucky as the place of meeting for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the Corporation in the State of Kentucky. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with the Kentucky Business Corporation Act (as may be amended from time to time, the “KBCA”).
SECTION 4.    NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting, the means of remote communication, if any, by which the shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or electronic transmission, by or at the direction of the President or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation, with first class postage thereon prepaid.
SECTION 5.    RECORD DATE. The Corporation’s record date, which shall not be more than seventy (70) days before the date of any shareholder meeting, shall be fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive any distribution. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
SECTION 6.    VOTING LISTS AND SHARE LEDGER. The Secretary shall prepare a complete list of the shareholders entitled to vote at any meeting, or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares), with the address of and the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least five (5) business days prior to the meeting during ordinary business hours (a) at the Corporation’s principal office or (b) at a place identified in the meeting notice in the city where the meeting will be held. If the meeting is to be held at a designated place, then the list shall be produced at the time and place of the meeting and kept open throughout the meeting for examination by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder in attendance during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided to shareholders attending the meeting. Nothing in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. The original share ledger or stock transfer book, or a duplicate thereof kept in the State of Kentucky, shall be prima facie evidence as to the shareholders entitled to examine such list or share ledger or stock transfer book, or the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.
SECTION 7.    QUORUM AND VOTING. The presence in person or by proxy of the holders of a majority of the outstanding common stock of the corporation shall constitute a quorum at all shareholders’ meetings. Where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series, represented in person or by proxy, shall constitute a quorum entitled to take action with respect to such vote. Any matter brought before any meeting of shareholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors at all meetings of the shareholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.
SECTION 8.    ADJOURNMENT. If a quorum shall not be present or represented at any meeting of shareholders, either the chair of the meeting or the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented, or cause the meeting to be recessed to another date and time at the same or some other place. The shareholders present at a duly organized meeting can continue to do business at any adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. When a meeting is adjourned (or caused to be recessed) to a different date, time or place, notice need not be given of the adjourned (or recessed) meeting if the new date, time or place is announced at the meeting before adjournment; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting (which new record date shall be fixed if a meeting is adjourned to a date more than one hundred twenty (120) days after the initial record date for the original meeting), written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
SECTION 9.    PROXIES. At all meetings of shareholders, a shareholder may vote by proxy. An appointment of a proxy shall be executed in writing by the shareholder or by his or her duly authorized attorney-in-fact and be filed with the Secretary of the Corporation before or at the time of the meeting. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
SECTION 10.    NOTICE OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.
(a)Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 10. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended

(such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of shareholders.
(b)In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 10(a)(iii) of this Article II, the shareholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for shareholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a shareholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.
(c)To be in proper written form, the notice of any shareholder of record giving notice under this Section 10 (each, a “Noticing Party”) must set forth:
(i)as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(A)the name, age, business address and residential address of such Proposed Nominee;
(B)the principal occupation and employment of such Proposed Nominee;
(C)a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);
(D)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors

(which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; (VI) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (VII) will tender his or her resignation as a director of the Corporation if the Board of Directors determines that such Proposed Nominee failed to comply with the provisions of this Section 10(c)(i)(D) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten (10) business days after delivery of such notice to such Proposed Nominee;
(E)a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(F)a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(G)all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);
(ii)as to any other business that such Noticing Party proposes to bring before the meeting:
(A)a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B)the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment); and
(C)all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Shareholder Associated Person pursuant to the Proxy Rules; and
(iii)as to such Noticing Party and each Shareholder Associated Person:

(A)the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(C)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;
(D)a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);
(E)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Shareholder Associated Persons or (II) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Shareholder Associated Person may have reached with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;

(G)any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Shareholder Associated Person;
(J)any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(K)a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10;
(M)a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;
(N)(I) a description of the investment strategy or objective, if any, of such Noticing Party or any Shareholder Associated Person who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party or any Shareholder Associated Person that contains or describes the Noticing Party’s or such Shareholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation;
(O)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;

(P)a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Shareholder Associated Person is or has been a shareholder of the Corporation;
(Q)(I) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and
(R)all other information relating to such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(iv)a representation that such Noticing Party intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(v)a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(vi)identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s)

submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and
(vii)a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(d)In addition to the information required pursuant to the foregoing provisions of this Section 10, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.
(e)Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time the notice provided for in this Section 10(e) is delivered to the Secretary, (B) is entitled to vote at the meeting and upon such election, (C) delivers timely notice thereof in writing in accordance with this Section 10(e) setting forth the information required by Section 10(c) of this Article II (as if such notice were being submitted in connection with an annual meeting of shareholders) and (D) remains a shareholder of record through the date of the special meeting. In the case of a Shareholder Demanded Special Meeting, nominations of persons for election to the Board of Directors may be made (x) by or at the direction of the Board or a committee appointed by the Board for such purpose or (y) pursuant to a Record Date Request Notice submitted in accordance with Section 2(b) of this Article II. To be timely under clause (ii)(C) of this Section 10(e), such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In addition to the foregoing requirements, (I) any shareholder submitting any notice pursuant to clause (ii)(C) of this Section 10(e), (II) any shareholder submitting a Record Date Request Notice and (III) any Proposed Nominee of any shareholder described in clause (I) or (II) of this sentence shall comply with Section 10(d) of this Article II, as if such notice or Record Date Request Notice were being submitted in connection with an annual meeting of shareholders. Notwithstanding any other provision of these Bylaws, in the case of a Shareholder Demanded Special Meeting, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to a Record Date Request Notice submitted in accordance with Section 2 of this Article II.
(f)

(i)No person shall be eligible for election as a director of the Corporation unless the person is nominated by a shareholder in accordance with the procedures set forth in this Section 10 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of shareholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a shareholder in accordance with the procedures set forth in this Section 10 or by the Board of Directors. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 10(b) or Section 10(e) of this Article II, as applicable. Except as otherwise provided by law, the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the chair of the meeting (or the Board of Directors in advance of any meeting) determines that any proposed nomination or business was not properly brought before the meeting, the chair (or the Board of Directors) shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(ii)A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 10, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 10(f)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 10 and shall not extend the time period for the delivery of notice pursuant to this Section 10. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 10.
(iii)If any information submitted pursuant to this Section 10 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 10. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 10 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 10(c)(vii)(A)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 10 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 10 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 10.
(iv)Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the immediately following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge, intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(v)In addition to complying with the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
(vi)Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(vii)For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or

“beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (F) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Shareholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person, (V) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii)‑(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VIII) any Proposed Nominee.
SECTION 11.    ORGANIZATION AND CONDUCT OF MEETINGS. The Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, the Lead Independent Director, shall act as chair of meetings of shareholders of the Corporation. The Board of Directors may designate any director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board of Directors and the Lead Independent Director. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III
DIRECTORS
SECTION 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors.
SECTION 2.    NUMBER AND TENURE. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors but shall not be less than three (3) nor more than fifteen (15). The exact number of directors shall be determined from time to time either by a resolution or bylaw duly adopted by a majority of the entire Board of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director shall hold office for a term of three (3) years or until his or her successor shall have been elected and qualifies for the office, whichever period is longer.
SECTION 3.    CHAIR OF THE BOARD. The Chair of the Board of Directors shall call to order and preside at all shareholders’ meetings and at all meetings of the Board of Directors. In the absence of the Chair of the Board of Directors, the Lead Independent Director (if any) shall perform such duties. The Chair of the Board of Directors shall perform such other duties as he or she may be authorized or directed to perform by the Board of Directors.
SECTION 4.    LEAD INDEPENDENT DIRECTOR. At any time the Chair of the Board is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the stock of the Corporation are listed for trading and of the Securities and Exchange Commission, the independent directors may designate from among them a Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.
SECTION 5.    REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Kentucky, for the holding of regular meetings without other notice than such resolution.
SECTION 6.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Chair of the Board, the Lead Independent Director, or the majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Kentucky, as the place for holding any special meeting of the Board of Directors.
SECTION 7.    NOTICE. Notice of any special meeting of the Board of Directors shall be given by notice delivered personally, by mail, email or other means of electronic transmission or by telephone. If mailed, such notice shall be given at least five (5) days prior thereto and such mailed notice shall be deemed to have been delivered upon the earlier of receipt or five (5) days after it is deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. Personal notice, notice by means of electronic transmission and notice by telephone shall be given at least twenty-four (24) hours prior to the special meeting (or on such shorter notice as the person(s) calling such meeting may deem necessary or appropriate in the circumstances) and shall be deemed delivered upon receipt. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 8.    QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 9.    MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
SECTION 10.    VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and the director elected to fill such vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.
SECTION 11.    WRITTEN ACTION. Any action required or permitted to be taken of the Board of Directors or of a committee of the Board, may be taken without a meeting if a consent, in writing, setting forth action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be.
SECTION 12.    TELEPHONIC MEETINGS. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by means of conference telephone, videoconference or similar communications equipment whereby all persons participating in the meeting can hear or speak to each other at the same time. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.
SECTION 13.    NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in Section 10 of Article II of these Bylaws shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.
ARTICLE IV
COMMITTEES OF THE BOARD
SECTION 1.    COMMITTEES. The Board of Directors shall have authority to establish such committees as it may consider necessary or convenient for the conduct of its business. The Board of Directors may delegate any action to a committee except for certain actions prohibited to be taken by committees under the KBCA. All committees so established shall keep minutes of every meeting thereof and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. Each committee so established shall elect a Chair of the committee. A majority in membership of any committee shall constitute a quorum. A majority of directors present at any committee meeting at which there is a quorum may determine such committee’s action.
SECTION 2.    THE EXECUTIVE COMMITTEE. The Board of Directors shall appoint and establish an Executive Committee composed of at least three (3) directors who shall be appointed by the Board of Directors annually. The Executive Committee shall have and may exercise when the Board of Directors is not in session, all of the authority of the Board of Directors that may lawfully be delegated; provided, however, the Executive Committee shall not have the power to enter into any employment agreement with the Chief Executive Officer of the Corporation without the specific approval and ratification of the Board of Directors.

SECTION 3.    THE AUDIT COMMITTEE. The Board of Directors shall appoint and establish an Audit Committee composed of at least three (3) directors, none of whom shall be officers, who shall be appointed by the Board annually.
SECTION 4.    THE COMPENSATION COMMITTEE. The Board of Directors shall appoint and establish a Compensation Committee to be composed of at least three (3) directors who shall be appointed by the Board annually.
SECTION 5.    THE NOMINATING AND GOVERNANCE COMMITTEE. The Board of Directors shall appoint and establish a Nominating and Governance Committee to be composed of at least three (3) directors who may be appointed by the Board annually.
SECTION 6.    NOTICE OF COMMITTEE MEETINGS. Notice of all meetings by the committees established in this Article shall be given in accordance with the requirements set forth for special meetings of the Board of Directors in Article III, Section 7, of these Bylaws.
ARTICLE V
OFFICERS
SECTION 1.    OFFICES. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose, or may delegate to the Chief Executive Officer the authority to appoint, one or more Vice Presidents (which may include one or more Senior Vice Presidents) and such other officers as the Board of Directors from time to time may deem appropriate. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
SECTION 2.    ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign or shall have been removed from office in the manner hereinafter provided.
SECTION 3.    REMOVAL AND RESIGNATION. Any officer may be removed at any time by the Board of Directors, and any officer may be removed at any time by the Chief Executive Officer whenever in the Chief Executive Officer’s judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed and shall be subject always to supervision and control of the Board of Directors. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event.
SECTION 4.    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chief Executive Officer shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. In the absence of the Chair of the Board of Directors, or in the event of the death or incapacity of the Chair, the Chief Executive Officer, subject to the Lead Independent Director’s right to preside over Board meetings and shareholder meetings at which the Chair is not present, shall perform the duties of the Chair until a successor Chair is elected or until the incapacity of the Chair terminates. The Chief Executive Officer shall have full power to employ and cause to be employed and to discharge and cause to be discharged all employees of the Corporation, subject always to the supervision and control of the Board of Directors. When authorized so to do by the Board of Directors, the Chief Executive Officer shall execute contracts and other documents for and on behalf of the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of shareholders of any corporation in which this Corporation may hold stock.

The Chief Executive Officer shall perform such other duties as may be specified in the Bylaws and such other duties as the Chief Executive Officer may be authorized to perform by the Board of Directors.
SECTION 5.    PRESIDENT. The President, subject to the direction of the Board of Directors and subject to the supervision and authority of the Chief Executive Officer, shall supervise and control business operations and affairs of the Corporation as delegated by the Chief Executive Officer. In the absence of the Chief Executive Officer, or in the event of the death or incapacity of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer until a successor Chief Executive Officer is elected or until the incapacity of the Chief Executive Officer terminates.
SECTION 6.    EXECUTIVE VICE PRESIDENTS. In the case of the death of the President or in the event of his or her inability to act, an Executive Vice President designated by the Board shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Each Executive Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.
SECTION 7.    TREASURER. The Treasurer, subject to the control of the Board of Directors, and together with the President, shall have general supervision of the finances of the Corporation. The Treasurer shall have care and custody of and be responsible for all moneys due and payable to the Corporation from any source whatsoever and deposit such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall have the care of, and be responsible for all securities, evidences of value and corporate instruments of the Corporation, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself or herself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. The Treasurer shall cause full and accurate books to be kept, showing the transactions of the Corporation, its accounts, assets, liabilities and financial condition, which shall at all times be open to the inspection of any director, and the Treasurer shall make due reports to the Board of Directors, and such statements and reports as are required of the Treasurer by law. Subject to the Board of Directors, the Treasurer shall have such other powers and duties as are incident to his or her office and not inconsistent with the Bylaws, or as may be assigned to him or her at any time by the Board.
SECTION 8.    SECRETARY. The Secretary shall attend all meetings of the Board of Directors and shareholders, make a record of the business transacted and record same in one or more books kept for that purpose. The Secretary shall see that the Stock Transfer Agent of the Corporation keeps proper records of all transfers, cancellations and reissues of stock of the Corporation and shall keep a list of the shareholders of the Corporation in alphabetical order, showing the Post Office address and number of shares owned by each. The Secretary shall also keep and have custody of the seal of the Corporation and when so directed and authorized by the Board of Directors shall affix such seal to instruments requiring same. The Secretary shall be responsible for authenticating records of the Corporation and shall perform such other duties as may be specified in the Bylaws or as the Secretary may be authorized to perform by the Board of Directors.
SECTION 9.    VICE PRESIDENTS. There may be additional Vice Presidents (which may include one or more Senior Vice Presidents) elected by the Board of Directors or appointed by the Chief Executive Officer, who shall have such responsibilities, powers and duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
SECTION 1.    CONTRACTS AND AGREEMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 2.    CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 3.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
ARTICLE VII
SHARES AND THEIR TRANSFER
SECTION 1.    CERTIFICATES FOR SHARES. The shares of the Corporation may be represented by certificates or may be uncertificated. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be in the name of the Corporation and signed (either manually or in facsimile) by the Chief Executive Officer, the President or any Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if the person were such officer at the date of issue. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for all like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
SECTION 2.    RECORDS. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, as required by applicable law. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
SECTION 3.    TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered shareholder thereof, or by the registered shareholder’s attorney thereunto duly authorized by written power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed as provided in Section 4 of this Article, and on the surrender of any certificate or certificates for such shares properly endorsed.
SECTION 4.    REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of the Corporation. The Board of Directors may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December.
ARTICLE IX
WAIVER OF NOTICE
Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the KBCA, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X
INDEMNIFICATION OF OFFICERS AND DIRECTORS
SECTION 1.    INDEMNIFICATION. The Corporation shall indemnify and hold harmless each director and officer of the Corporation, and may indemnify and hold harmless any other employee or agent of the Corporation, who is, was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation, is or was serving the Corporation or any other legal entity in any capacity (including, without limitation, as a director, officer, partner, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise) at the request of the Corporation, against all liability and loss suffered and expenses incurred by such person to the fullest extent permitted by law. The Corporation, however, shall not be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The Corporation shall indemnify and hold harmless each director and officer of a direct or indirect subsidiary of the Corporation to the same extent it is required to indemnify directors and officers of the Corporation hereunder both as to action in such person’s capacity as a director or officer of a direct or indirect subsidiary of the Corporation and as to action in another capacity while holding such office.
For purposes of this Article, a person whose duties to the Corporation also involve duties or services to an employee benefit plan or its participants shall be deemed serving the employee benefit plan at the request of the Corporation.
The liabilities and expenses subject to indemnification hereunder include any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expenses incurred with respect to a Proceeding, including attorneys’ fees and disbursements.
SECTION 2.    PREPAYMENT OF EXPENSES. The Corporation shall pay the reasonable expenses (including attorneys’ fees) incurred by an officer or director of the Corporation or an officer or director of a direct or indirect subsidiary of the Corporation in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.
SECTION 3.    CLAIMS. (a) If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under this Article or otherwise.
(b)If the Corporation brings suit to recover an advance of expenses (whether pursuant to the terms of an undertaking or otherwise), the Corporation shall have the burden of proving that the recipient was not entitled to the advance under this Article or otherwise.
(c)In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.
SECTION 4.    NON-EXCLUSIVE RIGHTS; CONTINUATION. The indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which any person may be entitled under any bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall extend to and inure to the benefit of the estate or personal representative of such person.
Without limiting the foregoing, the Corporation may, by action of the Board of Directors, indemnify and advance reasonable expenses to each person who is or was a director, officer, employee or agent of the Corporation who is, was or is threatened to be made a defendant or respondent to any Proceeding, in such amounts, on such terms and conditions, and based upon such standards of conduct as the Board of Directors may deem to be in the best interests of the Corporation.
SECTION 5.    INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation in any capacity with another legal entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.
SECTION 6.    SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
SECTION 7.    AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE XI
AMENDMENT OF BYLAWS
The Board of Directors may alter, amend or rescind these Bylaws, subject to the right of the shareholders to repeal or modify such actions.